EXHIBIT 99.1
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CONTACTS:         Tabitha Zane                          George Sard
                  SpectraSite                           Citigate Sard Verbinnen
                  919-466-5492                          212-687-8080
                  tabitha.zane@spectrasite.com          gsard@sardverb.com
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             SPECTRASITE ANNOUNCES EXTENSION TO DEBT EXCHANGE OFFERS

CARY, NC, JULY 2, 2002 - SpectraSite Holdings, Inc. (NASDAQ: SITE), today announced it has extended the expiration date of its private offers to bondholders that are "Qualified Institutional Buyers" to exchange a portion of its outstanding 10.75% Senior Notes due 2010, 12.50% Senior Notes due 2010, 12.00% Senior Discount Notes due 2008, 11.25% Senior Discount Notes due 2009 and 12.875% Senior Discount Notes due 2010 (collectively, the "Notes") for up to $75 million of new convertible notes to be issued by SpectraSite Holdings, Inc. and SpectraSite Intermediate Holdings, LLC, its wholly-owned subsidiary.

The notes offered in the exchange offers have not and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The exchange offers will now expire at 5:00 p.m. New York City time on July 15, 2002, unless further extended. No securities have been deposited to date.

ABOUT SPECTRASITE COMMUNICATIONS, INC.

SpectraSite Communications, Inc. (www.spectrasite.com), based in Cary, North Carolina, is one of the largest wireless tower operators in the United States. The Company also is a leading provider of outsourced services to the wireless communications and broadcast industries in the United States and Canada. At March 31, 2002, SpectraSite owned or managed approximately 20,000 sites, including 8,015 towers primarily in the top 100 markets in the United States. SpectraSite's customers are leading wireless communications providers and broadcasters, including AT&T Wireless, ABC Television, Cingular, Nextel, Paxson Communications, Sprint PCS, Verizon Wireless and Voicestream.

SAFE HARBOR

THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY MAY CONTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING SPECTRASITE'S FUTURE EXPECTATIONS, FINANCIAL AND OPERATING PROJECTIONS, PLANS AND STRATEGIES, IN PARTICULAR REGARDING THE CONSUMMATION OF THE EXCHANGE OFFERS, THE OUTCOME OF THE LITIGATION RELATING TO THE EXCHANGE OFFERS, THE IMPACT OF THESE AND RELATED TRANSACTIONS ON THE COMPANY AND ON THE COMPANY'S EXPECTED REVENUE, EBITDA, CAPITAL EXPENDITURES AND CASH AND NON-CASH CHARGES. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. THE COMPANY WISHES TO CAUTION READERS THAT CERTAIN FACTORS MAY IMPACT THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE RESULTS FOR SUBSEQUENT PERIODS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO (I) THE CLOSING CONDITIONS FOR EACH OF THE TRANSACTIONS DESCRIBED IN THIS RELEASE AND THE COMPANY'S RIGHT TO TERMINATE, MODIFY OR AMEND ANY EXCHANGE OFFER, (II) THE OUTCOME OF THE LITIGATION RELATING TO THE EXCHANGE OFFERS, (III) MARKET CONDITIONS AND THEIR IMPACT ON THE EXCHANGE OFFERS, (IV) THE COMPANY'S SUBSTANTIAL CAPITAL REQUIREMENTS AND LEVERAGE, EVEN AFTER THE CONSUMMATION OF THE EXCHANGE OFFERS,
(V) THE COMPANY'S DEPENDENCE ON DEMAND FOR WIRELESS COMMUNICATIONS AND RELATED INFRASTRUCTURE, (VI) COMPETITION IN THE COMMUNICATIONS TOWER INDUSTRY, INCLUDING THE IMPACT OF TECHNOLOGICAL DEVELOPMENTS AND (VII) FUTURE REGULATORY ACTIONS AND CONDITIONS IN ITS OPERATING AREAS. THESE AND OTHER IMPORTANT FACTORS ARE DESCRIBED IN MORE DETAIL IN ITEM 1A "RISK FACTORS" OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 AND IN THE COMPANY'S OTHER SEC FILINGS AND PUBLIC ANNOUNCEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENTLY OCCURRING EVENTS OR CIRCUMSTANCES.


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